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                                                                     EXHIBIT 1.1


                                  $450,000,000

                               AFLAC INCORPORATED

                             (a Georgia corporation)

                               PURCHASE AGREEMENT

                                                                  April 16, 1999

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
        Incorporated
as Representative of the several Initial Purchasers
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

       AFLAC Incorporated, a Georgia corporation (the "Company") confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Initial Purchasers named in Schedule A hereto (collectively, the "Initial Purchasers," which term shall also include any initial purchaser substituted as hereinafter provided in Section 11 hereof), for whom Merrill Lynch is acting as representative (in such capacity, the "Representative"), with respect to the issue and sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $450,000,000.00 aggregate principal amount of the Company's Senior Notes due 2009 (the "Securities"). The Securities are to be issued pursuant to an indenture dated as of April 21, 1999 (the "Indenture") between the Company and The Bank of New York, as trustee (the "Trustee"). Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Closing Time (as defined in Section 2(b)) (the "DTC Agreement"), among the Company, the Trustee and DTC. The Company and the Initial Purchasers will also enter into a registration rights agreement, dated as of April 21, 1999 (the "Registration Rights Agreement").

       The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers


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("Subsequent Purchasers") at any time after the date of this Agreement. The
Securities are to be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A ("Rule 144A") or Regulation S ("Regulation S") of the rules and regulations promulgated under the 1933 Act by the Securities and Exchange Commission (the "Commission")).

       The Company has prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum dated April 9, 1999 (the "Preliminary Offering Memorandum") and has prepared and will deliver to each Initial Purchaser, on the date hereof or the next succeeding day, copies of a final offering memorandum dated April 16, 1999 (the "Final Offering Memorandum"), each for use by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Securities.

       All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is incorporated by reference in the Offering Memorandum.

       SECTION 1. Representations and Warranties.

       (a) Representations and Warranties by the Company. The Company represents and warrants to each Initial Purchaser as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Initial Purchaser, as follows:

              (i) Similar Offerings. The Company has not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the 1933 Act.

              (ii) Offering Memorandum. The Offering Memorandum does not, and at the Closing Time will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the

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       circumstances under which they were made, not misleading; provided, that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum, or any amendment or supplement thereto, made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through the Representative expressly for use in the Offering Memorandum.

              (iii) Incorporated Documents. The Offering Memorandum as delivered from time to time shall incorporate by reference the most recent Annual Report of the Company on Form 10-K filed with the Commission and each Quarterly Report of the Company on Form 10-Q and each Current Report of the Company on Form 8-K filed with the Commission since the filing of the end of the fiscal year to which such Annual Report relates. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Offering Memorandum, at the date of the Offering Memorandum and at the Closing Time, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              (iv) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Offering Memorandum are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of Regulation S-X under the 1933 Act.

              (v) Financial Statements. The financial statements, together with the related schedules and notes, included in the Offering Memorandum present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis, except for changes in accounting methods required by FASB, AICPA or the Commission, throughout the periods involved. The supporting schedules, if any, included in the Offering Memorandum present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Offering Memorandum present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Offering Memorandum.

              (vi) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries


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       considered as one enterprise (a "Material Adverse Effect"), whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the common stock, par value $.10 per share, of the Company in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

              (vii) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Georgia and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

              (viii) Good Standing of Designated Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Designated Subsidiary" and, collectively, the "Designated Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Offering Memorandum, all of the issued and outstanding capital stock of each Designated Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the Designated Subsidiaries was issued in violation of any preemptive or similar rights arising by operation of law, or under the charter or by-laws of any Designated Subsidiary or under any agreement to which the Company or any Designated Subsidiary is a party. The subsidiaries of the Company other than Designated Subsidiaries, considered in the aggregate as a single subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

              (ix) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Memorandum in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this



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       Agreement, pursuant to employee benefit plans referred to in the Offering
       Memorandum or pursuant to the exercise of convertible securities or options referred to in the Offering Memorandum).

              (x) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

              (xi) Authorization of the Indenture and the Registration Rights Agreement. The Indenture and the Registration Rights Agreement have been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and will constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except as rights to indemnification and contribution may be limited under applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

              (xii) Authorization of the Securities. The Securities have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor (and assuming the due authorization, execution and delivery of the Indenture by the Trustee) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

              (xiii) Description of the Securities, the Indenture and the Registration Rights Agreement. The Securities, the Indenture and the Registration Rights Agreement will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum and will be in substantially the respective forms previously delivered to the Initial Purchasers.

              (xiv) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, "Agreements and Instruments") except for such defaults


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       that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture, the Registration Rights Agreement and the Securities and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Offering Memorandum and the consummation of the transactions contemplated herein and in the Offering Memorandum (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder has been duly authorized by all necessary corporate action and does not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments except for such conflicts, breaches or defaults or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets or properties, except for such violations that would not result in a Material Adverse Effect, or in any violation of the charter or by-laws of the Company or any of its subsidiaries. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

              (xv) Absence of Proceedings. Except as disclosed in the Offering Memorandum, there is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary thereof which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company or any of its subsidiaries or the consummation of this Agreement or the performance by the Company of its obligations hereunder.

              (xvi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement.

              (xvii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (including, without limitation, insurance licenses from the insurance regulatory agencies of the various states and


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       countries where they conduct insurance-related businesses (collectively,
       "Governmental Licenses")) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect; and no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by the Company's insurance company subsidiaries to the Company.

              (xviii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Offering Memorandum or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Offering Memorandum, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any subsidiary thereof to the continued possession of the leased or subleased premises under any such lease or sublease which would have a Material Adverse Effect.

              (xix) Tax Returns. The Company and its subsidiaries have filed all federal, state, local and foreign tax returns that are required to be filed or have duly requested extensions thereof and have paid all taxes required to be paid by any of them and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings; and adequate charges, accruals and reserves have been provided for in the financial statements referred to in Section 1(a)(v) above in respect of all federal, state, local and foreign taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities.

              (xx) Environmental Laws. Except as described in the Offering Memorandum and except such matters as would not, singly or in the aggregate, result in a Material Adverse


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       Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements,
       (C) there are no pending or, to the knowledge of the Company or any of its subsidiaries, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries, and (D) there are no events or circumstances of which the Company or any of its subsidiaries are aware that would form the basis of any liability or obligation of the Company or any of its subsidiaries, including, without limitation, any order, decree, plan or agreement requiring clean-up or remediation, or any action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or Environmental Laws.

              (xxi) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

              (xxii) Rule 144A Eligibility. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.

              (xxiii) No General Solicitation. None of the Company, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act ("Affiliates"), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

              (xxiv) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in
       Section 2 and the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the


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       Securities to the Initial Purchasers by the Company and to each
       Subsequent Purchaser by the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

              (xxv) No Directed Selling Efforts. With respect to those Securities sold in reliance on Regulation S, (A) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (B) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has complied and will comply with the offering restrictions requirement of Regulation S.

              (xxvi) Statutory Financial Statements. The statutory financial statements of each of the Company's insurance company subsidiaries from which certain ratios and other statistical data included or incorporated or deemed to be incorporated by reference in the Offering Memorandum have been derived and have been prepared for each relevant period in conformity with accounting practices prescribed or permitted by the National Association of Insurance Commissioners and the insurance department of the state of domicile of each such subsidiary in effect at such time of preparation ("SAP"), except as otherwise stated therein.

              (xxvii) Reinsurance Agreements. All ceded reinsurance agreements to which the Company's insurance company subsidiaries are a party are in full force and effect and such subsidiaries are not in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except for such violations or defaults which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Such subsidiaries have not received any notice from any of the other parties to such agreements that such other party intends not to perform in any material respect such agreement, and none of such subsidiaries has any reason to believe that any of the other parties to such agreements will be unable to perform such agreements, except to the extent that (i) such subsidiary has established appropriate reserves on its financial statements or (ii) such nonperformance could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and each of the Company's insurance company subsidiaries is entitled to give effect in its underwriting results in its most recently filed statutory financial statements in conformity with SAP for reinsurance ceded pursuant to such agreements.

              (xxviii) Compliance with Insurance Laws. Each insurance company subsidiary of the Company is in compliance with the requirements of the insurance laws of the jurisdiction of its incorporation or domicile and of each other jurisdiction that is applicable to such subsidiary, except where the failure to comply would not have a Material Adverse Effect.



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       (b)    Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representative or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to each Initial Purchaser as to the matters covered thereby.

       SECTION 2. Sale and Delivery to Initial Purchasers; Closing.

       (a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Initial Purchaser, plus any additional principal amount of Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 11 hereof.

       (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the office of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 A.M. on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called the "Closing Time").

       Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representative for the respective accounts of the Initial Purchasers of certificates for the Securities to be purchased by them. It is understood that each Initial Purchaser has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Merrill Lynch, individually and not as the Representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Initial Purchaser whose funds have not been received by the Closing Time, but such payment shall not relieve such Initial Purchaser from its obligations hereunder. The certificates representing the Securities shall be registered in the name of Cede & Co. pursuant to the DTC Agreement and shall be made available for examination and packaging by the Initial Purchasers in the City of New York not later than 10:00 A.M. on the last business day prior to the Closing Time.

       (c) Qualified Institutional Buyer. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that it is a "qualified institutional buyer" within the meaning of Rule 144A under the 1933 Act (a "Qualified Institutional Buyer") and an "accredited investor" within the meaning of Rule 501(a) under the 1933 Act (an "Accredited Investor").


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       (d)    Denominations; Registration. Certificates for the Securities shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Representative may request in writing at least one full business day before the Closing Time.

       SECTION 3. Covenants of the Company. The Company covenants with each Initial Purchaser as follows:

       (a) Offering Memorandum. The Company, as promptly as possible, will furnish to each Initial Purchaser, without charge, such number of copies of the Preliminary Offering Memorandum, the Final Offering Memorandum and any amendments and supplements thereto and documents incorporated by reference therein as such Initial Purchaser may reasonably request.

       (b) Notice and Effect of Material Events. The Company will immediately notify each Initial Purchaser, and confirm such notice in writing, of (x) any filing made by the Company of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the Securities by the Initial Purchasers as evidenced by a notice in writing from the Initial Purchasers to the Company, any material changes in or affecting the earnings, business affairs or business prospects of the Company and its subsidiaries which (i) make any statement in the Offering Memorandum false or misleading or (ii) are not disclosed in the Offering Memorandum. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of the Company, its counsel, the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Final Offering Memorandum in order that the Final Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Final Offering Memorandum by preparing and furnishing to each Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Final Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

       (c) Amendment to Offering Memorandum and Supplements. The Company will advise each Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum, but will not effect any such amendment or supplement to which the Initial Purchasers shall reasonably object in writing within a reasonable time after the receipt thereof. Neither the consent of the Initial Purchasers, nor the Initial Purchasers' delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in
Section 5 hereof.

       (d) Qualification of Securities for Offer and Sale. The Company will use its reasonable efforts, in cooperation with the Initial Purchasers, to qualify the Securities for offering and sale under the applicable securities laws of such jurisdictions as the Representative may reasonably request and will maintain such qualifications in effect as long as required for the sale of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified as of the date hereof or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject as of the date hereof.

       (e) Rating of Securities. The Company shall take all reasonable action necessary to enable Standard & Poor's Ratings Services ("S&P"), and Moody's Investors Service, Inc. ("Moody's") to provide their respective credit ratings of the Securities.

       (f) DTC. The Company will cooperate with the Representative and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

       (g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Offering Memorandum under "Use of Proceeds".

       (h) Restriction on Sale of Securities. During the period from the date of the Offering Memorandum to the Closing Time, the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, any other debt securities of the Company or securities of the Company that are convertible into, or exchangeable for, the Securities or such other debt securities.

       (i) Termination of Obligations. Notwithstanding any provisions of paragraphs (a), (b) or (c) of this Section 3 to the contrary, the Company's obligations under paragraphs (a), (b) and (c) shall terminate on the date upon which the Initial Purchasers cease to hold Securities acquired as part of their initial distribution, but in any event not later than nine months from the Closing Time.

       SECTION 4. Payment of Expenses.

       (a) Expenses. The Company agrees to pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and any filing of the Offering Memorandum (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Initial Purchasers of this Agreement, any Agreement among Initial Purchasers, the Indenture, the Registration Rights Agreement and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Initial Purchasers, including any charges of DTC in connection therewith, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey, any supplement thereto and any Legal Investment Survey; provided, that the Company shall not pay any other expenses of counsel for the

Initial Purchasers, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities and (vii) any fees payable in connection with the rating of the Securities.

       (b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 10(a)(i) hereof, the Company agrees to reimburse the Initial Purchasers for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

       SECTION 5. Conditions of Initial Purchasers' Obligations. The obligations of the several Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

       (a) Opinion of Counsel for Company. At the Closing Time, the Representative shall have received the opinion, dated as of the Closing Time, of Joey M. Loudermilk, Esq., Senior Vice President and General Counsel of the Company, and of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Company, in the form set forth in Exhibits A and B hereto, respectively, together with signed or reproduced copies of each of such letter for each of the other Initial Purchasers.

       (b) Opinion of Counsel for Initial Purchasers. At the Closing Time, the Representative shall have received the favorable opinion, dated as of the Closing Time, of Simpson Thacher & Bartlett, counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, in the form set forth in Exhibit C hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

       (c) Officers' Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer or the assistant financial or assistant accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

       (d) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from KPMG LLP a letter dated such date, in form and substance reasonably satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, containing statements and information of the type ordinarily included in accountants' "comfort letters" to initial purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

       (e) Bring-down Comfort Letter. At the Closing Time, the Representative shall have received from KPMG LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

       (f) Maintenance of Rating. At the Closing Time, the Securities shall be rated at least "A2" by Moody's and "A" by S&P, and the Company shall have delivered to the Representative a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Representative, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's other debt securities or the financial strength or claims paying ability of American Family Life Assurance Company of Columbus, a Georgia corporation ("AFLAC"), by any nationally recognized securities rating agency, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Company's other debt securities or the financial strength or claims paying ability of AFLAC.

       (g) Additional Documents. At the Closing Time, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Initial Purchasers.

       (h) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by written notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in
Section 4 and except that Sections 1, 7 and 8 shall survive any such termination and remain in full force and effect.

       SECTION 6. Subsequent Offers and Resales of the Securities.

       (a) Offer and Sale Procedures. Each of the Initial Purchasers, severally and not jointly, and the Company hereby represents, warrants and agrees to observe the following procedures in connection with the offer and sale of the Securities:

              (i) Offers and Sales Only to Qualified Institutional Buyers or Non-U.S. Persons Outside the United States. Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made (A) to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers or (B) to non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S.

              (ii) No General Solicitation. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering of the Securities, nor will any directed selling efforts (within the meaning of Rule 903 under the 1933 Act) be conducted.

              (iii) Purchases by Non-Bank Fiduciaries. In the case of a non-bank Subsequent Purchaser of a Security acting as a fiduciary for one or more third parties, in connection with an offer and sale to such purchaser pursuant to clause (i) above, each third party shall, in the judgment of the applicable Initial Purchaser, be a Qualified Institutional Buyer or a non-U.S. person outside the United States.

              (iv) Subsequent Purchaser Notification. Each Initial Purchaser will take reasonable steps to inform, and cause each of its Affiliates to take reasonable steps to inform, persons acquiring Securities from such Initial Purchaser or Affiliate, as the case may be, in the United States that the Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except (1) to the Company, (2) outside the United States in accordance with Rule 904 of Regulation S, or
       (3) inside the United States in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) the exemption from registration under the 1933 Act provided by Rule 144, if available.

              (v) Minimum Principal Amount. No sale of the Securities to any one Subsequent Purchaser will be for less than U.S. $1,000 principal amount and no Security will be issued in a smaller principal amount. If the Subsequent Purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least U.S. $1,000 principal amount of the Securities.

              (vi) Restrictions on Transfer. The transfer restrictions and the other provisions set forth in Section 2.13 of the Indenture, including the legend required thereby, shall apply to the Securities except as otherwise agreed by the Company and the Initial Purchasers. Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the 1933 Act, arising from or relating to any resale or transfer of any Security.

              (vii) Delivery of Offering Memorandum. Each Initial Purchaser will deliver to each purchaser of the Securities from such Initial Purchaser, in connection with its original distribution of the Securities, a copy of the Offering Memorandum, as amended and supplemented at the date of such delivery.

       (b) Covenants of the Company. The Company covenants with each Initial Purchaser as follows:

              (i) Due Diligence. In connection with the original distribution of the Securities, the Company agrees that, prior to any offer or resale of the Securities by the Initial Purchasers, the Initial Purchasers and counsel for the Initial Purchasers shall have the right to make reasonable inquiries into the business of the Company and its subsidiaries. The Company also agrees to provide answers to each prospective Subsequent Purchaser of Securities who so requests concerning the Company and its subsidiaries (to the extent that such information is available or can be acquired and made available to prospective Subsequent Purchasers without unreasonable effort or expense and to the extent the provision thereof is not prohibited by applicable law or contractual obligation) and the terms and conditions of the offering of the Securities, as provided in the Offering Memorandum.

              (ii) Integration. The Company agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

              (iii) Rule 144A Information. The Company agrees that, in order to render the Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Securities are "restricted securities" (as such term is defined under Rule 144(a)(3) under the

       1933 Act), it will make available, upon request, to any holder of Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to Section 13 or 15(d) of the 1934 Act (such information, whether made available to holders or prospective purchasers or furnished to the Commission, is herein referred to as "Additional Information").

              (iv) Restriction on Repurchases. Until the expiration of two years after the original issuance of the Securities, the Company will not, and will cause its Affiliates not to, purchase or agree to purchase or otherwise acquire any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited brokers' transactions) unless, immediately upon any such purchase, the Company or any Affiliate shall submit such Securities to the Trustee for cancellation.

       (c) Resale Pursuant to Rule 903 of Regulation S or Rule 144A. Each Initial Purchaser understands that the Securities have not been and will not be registered under the 1933 Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the 1933 Act or pursuant to an exemption from the registration requirements of the 1933 Act. Each Initial Purchaser represents and agrees that, except as permitted by Section 6(a) above, it has offered and sold Securities and will offer and sell Securities (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commences and the Closing Time, only in accordance with Rule 903 of Regulation S or Rule 144A. Accordingly, neither the Initial Purchasers, their Affiliates nor any persons acting on their behalf have engaged or will engage in any directed selling efforts with respect to Securities, and the Initial Purchasers, their Affiliates and any person acting on their behalf have complied and will comply with the offering restriction requirements of Regulation S. Each Initial Purchaser agrees that at or prior to confirmation of a sale of Securities (other than a sale of Securities pursuant to Rule 144A), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it or through it during the restricted period a confirmation or notice to substantially the following effect:

              "The Securities covered hereby have not been registered under the United States Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States or to or for the account or benefit of U.S. persons (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commenced and the date of closing, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meaning given to them by Regulation S."

Each Initial Purchaser severally represents and agrees that it has not entered and will not enter into any contractual arrangements with respect to the distribution of the Securities, except with its Affiliates or with the prior written consent of the Company.

       SECTION 7. Indemnification.

       (a) Indemnification of Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

              (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

              (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

              (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch, except to the extent otherwise expressly provided in Section 7(c) hereof), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum (or any amendment thereto); provided further, that the foregoing indemnity with respect to the Preliminary Offering Memorandum shall not inure to the benefit of any Initial Purchaser (or to the benefit of any person controlling such Initial Purchaser) from whom the person asserting any such losses, claims, damages or liabilities purchased Securities if (i) such untrue statement or omission made in the Preliminary Offering Memorandum was eliminated or remedied in the Final Offering Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto to such Initial Purchaser prior to confirmation of the sale of such

Securities to such person by such Initial Purchaser) and (ii) a copy of the Final Offering Memorandum (as so amended and supplemented) was not furnished to such person at or prior to the written confirmation of the sale of such Securities to such person, unless such failure to deliver was a result of non-compliance by the Company with Sections 3(a) or 3(b), and the claims asserted by such person do not include allegations of other untrue statements or omissions of material facts made in the Final Offering Memorandum which allegations are upheld in a final judgment.

       (b) Indemnification of Company, Directors and Officers. Each Initial Purchaser severally agrees to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum.

       (c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

       (d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party shall not be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its prior written consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

       SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

       The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities.

       The relative fault of the Company on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

       The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation or any investigation or proceeding by any governmental agency or body commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

       Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

       No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

       For purposes of this Section 8, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company, each officer of the Company who signed the Offering Memorandum, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Initial Purchasers' respective obligations to contribute pursuant to this Section 8 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

       SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Initial Purchasers.

       SECTION 10. Termination of Agreement.

       (a) Termination; General. The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time
(i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or
(iii) if trading in any securities of the Company has been suspended or limited by the Commission or the New York Stock Exchange, Inc., or if trading generally on the American Stock Exchange or the New York Stock Exchange, Inc. or in the NASDAQ National Market System has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal, New York or Georgia authorities.

       (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof; and provided further, that Sections 1, 7 and 8 shall survive such termination and remain in full force and effect.

       SECTION 11. Default by One or More of the Initial Purchasers. If one or more of the Initial Purchasers shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other Initial Purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if the Representative shall not have completed such arrangements within such 24-hour period, then this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

       No action pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

       In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangement. As used herein, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this Section 11.

       SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to the Representative at North Tower, World Financial Center, New York, New York 10281-1201, attention of Joseph E. Consolino; notices to the Company shall be directed to it at 1932 Wynnton Road, Columbus, Georgia 31999, attention of Gary L. Stegman.

       SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Initial Purchasers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

       SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

       SECTION 15. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                    [Rest of page intentionally left blank.]

       If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchasers and the Company in accordance with its terms.



                                             Very truly yours,

                                             AFLAC INCORPORATED



                                             By:
                                                   -------------------------
                                                   Name:
                                                   Title:




CONFIRMED AND ACCEPTED,
 as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER &
 SMITH INCORPORATED


By:
      ----------------------
      Authorized Signatory

For itself and as Representative of the other Initial Purchasers named in Schedule A hereto.

                                   SCHEDULE A

                                                                         Principal
                                                                         Amount of
Name of Initial Purchaser                                                Securities
-------------------------                                                ----------



Merrill Lynch, Pierce, Fenner & Smith Incorporated...........          $247,500,000
Donaldson, Lufkin & Jenrette.................................            50,625,000
First Union Capital Markets Corp.............................            50,625,000
NationsBanc Montgomery Securities LLC........................            50,625,000
Salomon Smith Barney Inc. ...................................            50,625,000

                                                                       ------------
Total           .............................................          $450,000,000
-----                                                                  ============


                                    Sch A - 1

                                   SCHEDULE B

                               AFLAC INCORPORATED
                       $450,000,000 Senior Notes due 2009



       1. The initial offering price of the Securities shall be 99.733% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

       2. The purchase price to be paid by the Initial Purchasers for the Securities shall be 99.083% of the principal amount thereof at maturity.

       3. The interest rate on the Securities shall be 6 1/2% per annum and will be payable semi-annually on April 15 and October 15 of each year commencing October 15, 1999.

       4. The Securities will mature on April 15, 2009.

       5. The Securities will be redeemable at the option of the Company, in whole or in part, at any time and from time to time, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to (i) 100% of the principal amount of the Securities being redeemed, plus accrued and unpaid interest thereon and Additional Interest, if any, to the redemption date, and
(ii) a make-whole amount, if any.


                                    Sch B - 1

                                                                       Exhibit A


                   FORM OF OPINION OF JOEY M. LOUDERMILK, ESQ.
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(a)


                                          April 21, 1999


Merrill Lynch, Pierce, Fenner
        & Smith Incorporated
NationsBanc Montgomery Securities LLC
Donaldson, Lufkin & Jenrette
First Union Capital Markets Corp.
Salomon Smith Barney Inc.
c/o Merrill Lynch, Pierce, Fenner
        & Smith Incorporated
North Tower
World Financial Center
New York, NY  10281-1209


                             Re:   AFLAC Incorporated 6 1/2% Senior Notes
                                   Due 2009


Ladies and Gentlemen:

              I am the Senior Vice President, Secretary & General Counsel of AFLAC Incorporated, a Georgia corporation (the "Company"). This opinion is delivered in connection with the issuance and sale by the Company of $450,000,000 aggregate principal amount of the Company's 6 1/2% Senior Notes Due 2009 (the "Senior Notes") pursuant to the Purchase Agreement, dated as of April 16, 1999, between you and the Company (the "Purchase Agreement").

              This opinion is being furnished pursuant to Section 5(a) of the Purchase Agreement. Capitalized terms not otherwise defined herein have the respective meanings set forth in the Purchase Agreement or, if not therein defined, the Indenture, dated as of April 21, 1999 (the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee").

              In connection with this opinion I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of (a) the Offering Memorandum, dated April 16, 1999, relating to the Senior Notes (the "Offering Memorandum");
(b) an executed copy of the Purchase Agreement; (c) an executed copy of the Indenture (including the form set forth therein of certificates evidencing the Senior Notes); (d) an executed copy of the Registration Rights Agreement dated April 21, 1999, between you and the Company (the "Registration Rights Agreement"); (e) the Certificate of Incorporation of the Company and each of its subsidiaries, as amended to date; (f) the By-laws of the Company and each of its subsidiaries, as amended to date; (g) certain resolutions of the Board of Directors of the Company and the Note Pricing Committee of the Board of Directors of the Company relating to the issuance and sale of the Senior Notes and (h) such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below. I have also examined the originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other statements, documents, certificates and corporate or other records as I have deemed necessary or appropriate as a basis for the opinions set forth below.

              In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect of such documents on such parties thereof. As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of the Company, you and others. For purposes of the foregoing, I note that the Offering Memorandum has been prepared in the context of an offering of the Senior Notes pursuant to Rule 144A promulgated under the Securities Act of 1933, as amended (the "Securities Act") and not as part of a registration statement under the Securities Act.

              I am admitted to the Bar in the State of Georgia and I do not express any opinion as to the laws of any other jurisdiction other than the laws of the United States of America to the extent referred to specifically herein.

              In rendering the opinions expressed herein, I express no opinion as to the application or effect of any fraudulent transfer or similar law on the Purchase Agreement, the Senior Notes, the Registration Rights Agreement or the Indenture or any of the transactions contemplated thereby.

              Based upon and subject to the foregoing, I am of the opinion that:

              1. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

              2. Each subsidiary of the Company listed on Schedule I hereto (each, a "Material Subsidiary") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. All of the issued shares of capital stock of each Material Subsidiary have been duly and validly authorized and issued, and are fully paid and non-assessable, and is owned by the Company, directly or through subsidiaries.

              3. The Purchase Agreement has been duly authorized, executed and delivered by the Company.

              4. The Senior Notes have been duly authorized, executed and delivered by the Company.

              5. Each of the Registration Rights Agreement and the Indenture has been duly authorized, executed and delivered by the Company.

              6. Except as set forth in the Offering Memorandum, I know of no legal or governmental actions, suits or proceedings pending or, to my knowledge, threatened against the Company or any of its subsidiaries wherein an unfavorable ruling, decision or finding would have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the ability of the Company to perform its obligations under the Purchase Agreement, the Indenture, the Registration Rights Agreement or the Senior Notes or to consummate the transactions contemplated by the Offering Memorandum.

              7. The statements contained in the Offering Memorandum under the heading "Description of Certain Indebtedness", insofar as such statements purport to summarize certain provisions of agreements, fairly summarize such provisions in all material respects. To my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments that would be required to be described in the Offering Memorandum that are not described or referred to in the Offering Memorandum other than those described or referred to therein or incorporated by reference thereto.

              8. Neither the issue and sale of the Senior Notes by the Company, the execution and delivery by the Company of the Purchase Agreement, the Registration Rights Agreement and the Indenture (together, the "Documents"), nor the consummation of any other of the transactions contemplated by the Documents, each in accordance with its terms, will conflict with, result in a breach or violation of, or constitute a default under the Certificate of Incorporation or By-laws of the Company or any subsidiary or to the best of my knowledge, any agreement or other instrument binding upon the Company or any subsidiary that is described or referred to in the Offering Memorandum or incorporated by reference into the Offering Memorandum.

              9. No authorization, approval, consent or order of any Georgia court or Georgia governmental authority or agency (other than such as may be required under applicable Georgia securities laws, as to which I express no opinion) is required in connection with the due authorization, execution and delivery of the Purchase Agreement or the due execution, delivery or performance of the Indenture or the Registration Rights Agreement by the Company or for the offering, issuance, sale or delivery of the Senior Notes to the Initial Purchasers or the resale by the Initial Purchasers in accordance with the Purchase Agreement.

              10. The execution, delivery and performance of the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Senior Notes and the consummation of the transactions contemplated in the Purchase Agreement and in the Offering Memorandum (including the use of the proceeds from the sale of the Senior Notes as described in the Offering Memorandum under the caption "Use of Proceeds") and compliance by the Company with its obligations under the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Senior Notes will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary thereof pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary thereof is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole), nor will such action result in any violation of any applicable Georgia law, statute, rule or regulation or any judgment, order, writ or decree of any court or governmental authority or agency binding upon the Company.

              In addition, I have participated in conferences with officers and other representatives of the Company, representatives of the independent accountants of the Company, you and your counsel at which the contents of the Offering Memorandum and related matters were discussed and, although I am not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Memorandum and have made no independent check or verification thereof (except to the extent referred to in paragraph 7 above), on the basis of the foregoing, no facts have come to my attention that have led me to believe that the Offering Memorandum, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that I express no opinion or belief with respect to the financial statements and related notes, the pro forma financial information and other financial and accounting data included therein or excluded therefrom.

              This opinion is furnished to you solely for your benefit in connection with the closing under the Purchase Agreement occurring today and is not to be used, circulated, quoted or otherwise referred to for any other purpose without my express written permission.

                                  Very truly yours,



                                  Joey M. Loudermilk

                                   Schedule I


American Family Life Assurance Company of Columbus (AFLAC)

                                                                       Exhibit B


           FORM OF OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(a)

                                        April 21, 1999

Merrill Lynch, Pierce, Fenner
        & Smith Incorporated
Donaldson, Lufkin & Jenrette
First Union Capital Markets
NationsBanc Montgomery Securities LLC
Salomon Smith Barney
c/o Merrill Lynch, Pierce, Fenner
        & Smith Incorporated
North Tower
World Financial Center
New York, NY  10281-1209


                             Re:   AFLAC Incorporated 6 1/2% Senior Notes
                                   Due 2009


Ladies and Gentlemen:

              We have acted as special counsel to AFLAC Incorporated, a Georgia corporation (the "Company"), in connection with the issuance and sale by the Company of $450,000,000 aggregate principal amount of the Company's 6 1/2% Senior Notes Due 2009 (the "Senior Notes") pursuant to the Purchase Agreement, dated as of April 16, 1999, between you and the Company (the "Purchase Agreement").

              This opinion is being furnished pursuant to Section 5(a) of the Purchase Agreement. Capitalized terms not otherwise defined herein have the respective meanings set forth in the Purchase Agreement or, if not therein defined, the Indenture, dated as of April 21, 1999 (the "Indenture"), between the Company and The Bank of New York, as Trustee.

              In connection with this opinion we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (a) the Offering Memorandum, dated April 16, 1999, relating to the Senior Notes (the "Offering Memorandum"); (b) an executed copy of the Purchase Agreement; (c) an executed copy of the Indenture (including the form set forth therein of certificates evidencing the Senior Notes); (d) an executed copy of the Registration Rights Agreement, dated April 21, 1999, between you and the Company (the "Registration Rights Agreement"); (e) the Certificate of Incorporation of the Company, as amended to date; (f) the By-laws of the Company, as amended to date; (g) certain resolutions of the Board of Directors of the Company and the Note Pricing Committee of the Board of Directors of the Company relating to the issuance and sale of the Senior Notes;
(h) an Officer's Certificate with respect to compliance with financial ratios and tests under certain of the Applicable contracts (as defined below), including supporting calculations (the "Calculation Certificate") and (i) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. We have also examined the originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other statements, documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

              In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents, we have assumed that the parties thereto (including the Company) had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and (except as set forth below) the validity and binding effect of such documents on such parties. We have also assumed, and relied upon without independent investigation, the accuracy of the information contained in the Calculation Certificate. In rendering the opinions set forth in paragraphs 1 and 2, we have also assumed that the execution and delivery by the Company of the Indenture, the Senior Notes and the Registration Rights Agreement and the performance of its obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties is subject (except that we do not make the assumption set forth in this clause (i) with respect to Applicable Contracts), (ii) any law, rule, or regulation to which the Company is subject (except that we do not make the assumption set forth in this clause (ii) with respect to Applicable Laws (as defined below), the United States securities laws, antifraud laws or the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD")), (iii) any judicial or regulatory order or decree of any governmental authority (except that we do not make the assumption set forth in this clause (iii) with respect to Applicable Orders (as defined below)) or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority (except that we do not make the assumption set forth in this clause (iv) with respect to Governmental Approvals (as defined below)). As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company, you and others.

              As used herein, (a) the term "Applicable Laws" means those laws, rules and regulations of the State of New York and the United States of America that, in our experience, are normally applicable to transactions of the type contemplated by the Purchase Agreement (other than securities, blue sky and antifraud laws of any jurisdiction and the rules and regulations of the NASD), but without our having made any special investigation concerning any other laws, rules or regulations; (b) the term "Governmental Authorities" means any New York or federal executive, legislative, judicial, administrative or regulatory body established under Applicable Laws; (c) the term "Applicable Orders" means those orders or decrees of Governmental Authorities identified on Schedule I hereto;
(d) the term "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority pursuant to Applicable Laws or with the Securities and Exchange Commission under the United States securities laws, other than Section 5 of the Securities Act of 1933, as amended (the "Securities Act"), which is addressed in paragraph 8 below; and (e) the term "Applicable Contracts" means the agreements listed on Schedule II hereto.

              We understand that you are separately receiving an opinion with respect to certain of the foregoing matters from Joey M. Loudermilk, Senior Vice President and General Counsel of the Company, and we are advised that such opinion contains certain assumptions and qualifications. In rendering our opinion to you, we express no opinion as to the effect on our opinion of the qualifications, assumptions, or conclusions set forth in the opinion referred to in the preceding sentence. In rendering our opinion to you, we have relied with your consent and without independent investigation or verification of any kind upon the following assumptions:

              (i) The Company has been duly incorporated and is in good standing under the laws of the State of Georgia.

              (ii) The Company has the corporate power and corporate authority to execute and deliver the Senior Notes, the Indenture, the Registration Rights Agreement and the Purchase Agreement and to perform all of its obligations thereunder, and the execution and delivery of the Senior Notes, the Indenture, the Registration Rights Agreement and the Purchase Agreement and consummation by the Company of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of the Company.

              (iii) The Indenture, the Registration Rights Agreement and the Purchase Agreement have been duly executed and delivered by the Company and the Senior Notes have been duly executed by the Company.

              (iv) The Company has complied with all provisions of Georgia law in connection with consummation of the transactions contemplated by the Senior Notes, the Indenture, the Registration Rights Agreement and the Purchase Agreement.

              (v) The laws of the State of Georgia do not affect any of the opinions set forth herein.

              Members of our firm are admitted to the Bar in the State of New York and we do not express any opinion as to the laws of any other jurisdiction other than the laws of the United States of America to the extent referred to specifically herein.

              In rendering our opinions expressed herein, we express no opinion as to the application or effect of any fraudulent transfer or similar law on the Purchase Agreement, the Senior Notes, the Registration Rights Agreement or the Indenture or any of the transactions contemplated thereby.

              Based upon and subject to the foregoing, we are of the opinion that:

              1. When the Senior Notes are executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by you in accordance with the terms of the Purchase Agreement and in accordance with the terms of the Indenture, the Senior Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except that (a) enforcement thereof may be limited by (i) bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and
(b) the waiver contained in Section 9.7 of the Indenture may be unenforceable.

              2. Each of the Indenture and the Registration Rights Agreement is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms except that (a) the enforcement thereof may be subject to or limited by (i) bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), (b) the rights to indemnification and contribution contained in the Registration Rights Agreement may be limited by state or federal securities laws or the public policy underlying such laws and (c) the waiver contained in Section 9.7 of the Indenture may be unenforceable.

              3. Neither the issue and sale of the Senior Notes by the Company, the execution, delivery and performance by the Company of the Purchase Agreement, the Registration Rights Agreement or the Indenture (together, the "Documents"), nor the consummation of any other of the transactions contemplated by the Documents, each in accordance with its terms, will conflict with, result in a breach or violation of, or constitute a default under (i) any Applicable Law; (ii) any Applicable Order; or (iii) any Applicable Contract. We call to your attention that certain of the Applicable Contracts are governed by laws other than Applicable Laws. We express no opinion as to the effect of such other laws on the opinion stated in this paragraph 3.

              4. Assuming the accuracy of the representations and warranties of the Company in Sections 1 and 6(a) of the Purchase Agreement and of you in
Section 6(a) of the Purchase Agreement and compliance by the Company with the covenants in Sections 3 and 6(b) of the

Purchase Agreement, no Governmental Approval is required for the consummation of the transactions contemplated by the Documents, other than such approvals as have been, or as are not required to be, obtained by the date hereof.

              5. The Company is not required to be registered as an "investment company" under the Investment Company Act of 1940, as amended.

              6. The statements contained in the Offering Memorandum under the heading "Description of the Senior Notes", insofar as such statements purport to summarize certain provisions of the Senior Notes, the Registration Rights Agreement and the Indenture, fairly summarize such provisions in all material respects.

              7. Although the discussion set forth in the Offering Memorandum under the heading "Certain U.S. Federal Tax Considerations" does not purport to discuss all possible United States federal income tax considerations of the purchase, ownership, and disposition of the Senior Notes, such discussion constitutes, in all material respects, a fair and accurate summary of the matters referred to therein.

              8. Assuming (i) the accuracy of the representations and warranties of the Company in Sections 1 and 6(a) and of you in Section 6(a) of the Purchase Agreement and compliance with the agreements of the Company and you contained in the Purchase Agreement, (ii) the compliance by you with the offering and transfer procedures and restrictions described in the Purchase Agreement and the Offering Memorandum, (iii) the accuracy of, and compliance with, the representations, warranties and covenants of each of the purchasers to whom you initially resell the Senior Notes as specified in the Offering Memorandum and the Purchase Agreement and (iv) that purchasers to whom you initially resell the Senior Notes receive a copy of the Offering Memorandum prior to such sale, no registration of the Senior Notes under the Securities Act is required, and no qualification of the Indenture under the Trust Indenture Act of 1939, as amended, is necessary, for the offer and sale to you of the Senior Notes in the manner contemplated by the Purchase Agreement or the initial resale of the Senior Notes by you in the manner contemplated by the Purchase Agreement; provided, however, we express no opinion as to any subsequent resale of the Senior Notes.

              9. The documents incorporated by reference in the Offering Memorandum (other than the financial statements and supporting schedules therein, as to which we express no opinion), when they were filed with the Securities and Exchange Commission, complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

              In addition, we have participated in conferences with officers and other representatives of the Company, in-house counsel for the Company, representatives of the independent accountants of the Company, you and your counsel at which the contents of the Offering Memorandum and related matters were discussed. We did not participate in the preparation of the documents incorporated by reference in the Offering Memorandum, but have, however, reviewed such documents and discussed the business and affairs of the Company with representatives of the Company. Although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Memorandum and have made no independent check or verification thereof (except to the extent referred to in paragraphs 6 and 7 above), on the basis of the foregoing, no facts have come to our attention that have led us to believe that the Offering Memorandum, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that we express no opinion or belief with respect to the financial statements and related notes, the pro forma financial information and other financial and accounting data included therein or excluded therefrom. For purposes of the foregoing, we note that the Offering Memorandum has been prepared in the context of an offering of the Senior Notes pursuant to Rule 144A promulgated under the Securities Act and not as part of a registration statement under the Securities Act.

              This opinion is furnished to you solely for your benefit in connection with the closing under the Purchase Agreement occurring today and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission.

                                       Very truly yours,

                                                                       Exhibit C


                  FORM OF OPINION OF SIMPSON THACHER & BARTLETT
                    TO BE DELIVERED PURSUANT TO SECTION 5(b)



                                       April 21, 1999



MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
DONALDSON, LUFKIN & JENRETTE
FIRST UNION CAPITAL MARKETS CORP.
NATIONSBANC MONTGOMERY SECURITIES LLC
SALOMON SMITH BARNEY INC.
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

              We have acted as your counsel in connection with the purchase by you of $450,000,000 aggregate principal amount of 6 1/2% Senior Notes due 2009 (the "Senior Notes") of AFLAC Incorporated, a Georgia corporation (the "Company"), pursuant to the Purchase Agreement dated April 16, 1999 (the "Purchase Agreement") among Merrill Lynch, Pierce, Fenner & Smith Incorporated, Donaldson, Lufkin & Jenrette, First Union Capital Markets Corp., NationsBanc Montgomery Securities LLC and Salomon Smith Barney Inc., as initial purchasers (the "Initial Purchasers"), and the Company.

              We have examined the Offering Memorandum dated April 16, 1999, relating to the sale of the Senior Notes (the "Offering Memorandum"), which incorporates by reference the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1998 (the "Exchange Act Document"), as filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); the Indenture dated as of April 21, 1999 (the "Indenture") between the Company and The Bank of New York, as Trustee (the "Trustee"), relating to the Senior Notes; the Global Senior Notes and a specimen of the Certificated Senior Notes; the Purchase Agreement; and the Registration Rights Agreement dated as of April 21, 1999 (the "Registration Rights Agreement") among the Company and the Initial Purchasers. In addition, we have examined, and have relied as to matters of fact upon, the documents delivered to you at the


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


closing, and upon originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other investigations, as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

              In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

              Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

              1. The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Georgia.

              2. The Indenture has been duly authorized, executed and delivered by the Company and, assuming that the Indenture is the valid and legally binding obligation of the Trustee, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

              3. The Senior Notes have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with the Purchase Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

              4. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and, assuming that the Registration Rights Agreement is the valid and legally binding obligation of the Initial Purchasers, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

              5. The Purchase Agreement has been duly authorized, executed and delivered by the Company.

              6. The statements made in the Offering Memorandum under the caption "Description of the Senior Notes," insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

              7. No registration under the Securities Act of 1933, as amended, of the Senior Notes and no qualification of the Indenture under the Trust Indenture Act of 1939, as amended, is required for the offer and sale of the Senior Notes by the Company to the Initial Purchasers or the reoffer and resale of the Senior Notes by the Initial Purchasers to the initial purchasers therefrom solely in the manner contemplated by the Offering Memorandum, the Purchase Agreement and the Indenture.

              Our opinions in paragraphs 2, 3 and 4 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing. Our opinion in paragraph 4 is further limited by considerations of public policy.

              We express no opinion as to the validity, legally binding effect or enforceability of any provision of the Registration Rights Agreement or any related provisions of the Indenture that requires or relates to payment of any interest at a rate or in an amount which a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture.

              All legal proceedings taken by the Company in connection with the offering of the Senior Notes, and the legal opinions, dated the date hereof, rendered to you by Joey M. Loudermilk, Esq., Senior Vice President, Secretary & General Counsel of the Company, and Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, pursuant to the Purchase Agreement, are in form satisfactory to us. Insofar as the opinions expressed herein relate to or are dependent upon matters governed by the laws of the State of Georgia, we have relied upon the opinion of Joey M. Loudermilk, Esq., Senior Vice President, Secretary & General Counsel of the Company.

              We have not independently verified the accuracy, completeness or fairness of the statements made or included in the Offering Memorandum or the Exchange Act Document and take no responsibility therefor, except as and to the extent set forth in paragraph 6 above. In the course of the preparation by the Company of the Offering Memorandum, we participated in conferences with certain officers and employees of the Company, with representatives of KPMG LLP and with counsel to the Company. We did not participate in the preparation of the Exchange Act Document or review the Exchange Act Document prior to its filing with the Commission. Based upon our examination of the Offering Memorandum and the Exchange Act Document, our investigations made in connection with the preparation of the Offering Memorandum (excluding the Exchange Act Document) and our participation in the conferences referred to above, we have no reason to believe that the Offering Memorandum (including the Exchange Act Document) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we express no belief with respect to the financial statements or other financial data contained or incorporated by reference in the Offering Memorandum or the Exchange Act Document.

              We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States.

              This opinion letter is rendered to you in connection with the above described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

                                      Very truly yours,



                                      SIMPSON THACHER & BARTLETT